Exhibit 99.1

Kubient Reports Fourth Quarter and Full Year 2020 Results

NEW YORK – March 25, 2021 – Kubient, Inc. (NasdaqCM: KBNT, KBNTW) (“Kubient” or the “Company”), a cloud-based software platform for digital advertising, today reported financial results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter 2020 and Recent Operational Highlights

•	Selected by TronTV, the AVOD streaming service reaching 85 million monthly viewers, as the platform's first premiere programmatic partner to detect and prevent ad fraud

•	Engaged Lake Street Capital Markets to provide Merger and Acquisition (“M&A”) services within the advertising technology (“ad tech”) ecosystem

•	Revealed that digital advertising executives are seeking more insights for their advertising spend

•	Closed a $20.7 million public offering for product development, working capital, capital expenditures, repayment of debt, acquisitions or strategic investments in complementary businesses, brands, or technologies, and other general corporate purposes, including investments in sales and marketing

•	Identified previously undetected fraudulent synthetic network (“SynthNet”) through KAI

•	Onboarded former Director at Centro, advertising technology and publishing veteran, Ryan Adams, as Senior Vice President of Partnerships

•	Appointed Chairman, Founder, and Chief Strategy Officer (“CSO”), Paul Roberts, as Interim Chief Executive Officer (“CEO”)

•	Evaluated and streamlined The Associated Press’ ("AP") digital advertising supply chain, resulting in a reduction in half of its non-essential vendors and a more optimized and cost-effective infrastructure

•	Discovered new “Weasel Injection” ad fraud scheme or fake traffic being purchased by Demand Side Platforms (“DSP”) and Supply Side Platforms (“SSP”) of major brands

•	Publisher inventory that Kubient can monetize, or ad impression opportunities, for the Audience Cloud, Kubient’s flexible open marketplace for advertisers and publishers to reach, monetize and connect their audiences, increased 874% from Q3 to Q4. This increase was driven by a combination of new partnerships, seasonality, and an overall increase in web activity due to COVID-19.

Management Commentary

“We concluded 2020 and entered the new year with significant momentum and an underlying core theme of growth across every facet of our business,” said Kubient Founder, Chairman, CSO, and Interim CEO Paul Roberts. “We are encouraged by the traction we’ve been receiving from new partners, such as Google, and legacy partners, such as The Associated Press, as we intend to develop the supply-side of the Audience Cloud with a premium base of publishers. With that said, we are continuing our sales efforts in scaling the flip side of our marketplace with brands and ad agencies to capitalize on the dollar potential and maximize ROI.

“More recently, the noteworthy event of completing KAI as a stand-alone product allowed us to execute a deal with TronTV as the platform's first premiere programmatic partner to detect ad fraud, and gave us the ability to discover a unique, previously undetected fraudulent synthetic network, which were affecting websites like The Washington Post and Weather Underground. With KAI as a stand-alone product completed and the near consummation of our self-serve DSP, we are setting ourselves up for success. Our team has been encouraged by the expanding portfolio of products, partners, and opportunities ahead for Kubient. Going forward, as we head into our first full year as a publicly traded company, we remain optimistic about our value proposition and look forward to expanding our footprint and capitalizing on the growing tailwinds within the digital advertising ecosystem.”

Fourth Quarter 2020 Financial Results

Net revenues increased to $1.1 million compared to $280,000 in the prior quarter and from $16,000 in the equivalent quarter in 2019. The sequential and year-over-year increase in net revenue was partially due to a significant increase in overall web traffic due to COVID-19 and election related news cycles.

Technology expenses increased to $567,000 compared to $546,000 in the previous quarter and $415,000 in the same period last year. The increase in technology expenses was primarily due to an increase in cloud hosting expense.

General and administrative expenses increased to $2.7 million compared to $1.2 million in the previous quarter and $513,000 in the same period last year. The increase in general and administrative expenses was primarily due to an increase in headcount costs, contractual year-end performance bonuses, severance payment to the Company’s former CEO, accrued issuable equity for employees, and other general and administrative expenses such as sales and marketing.

GAAP net loss attributable to common shareholders was $2.2 million, or $(0.28) loss per share, compared to a net loss of $5.8 million, or $(1.03) loss per share, in the prior quarter and net loss of $1.2 million, or $(0.33) loss per share, in the same year-ago period. The year-over-year increase in net loss was primarily due to higher non-cash other expenses of approximately $263,000.

In addition to the net proceeds of $18.9 million received from the follow-on offering in December 2020, Kubient received an additional $9.7 million of gross proceeds from warrant exercises. As of March 24, 2021, the Company had approximately $32.0 million of cash on hand.

Full Year 2020 Financial Results

Net revenues increased to $2.9 million from $178,000 in 2019. The increase was primarily due to revenue generated in connection with the beta testing of KAI, in addition to a significant increased engagement from one new customer.

Technology expenses increased to $2.1 million from $1.5 million in 2019. The increase in technology expenses was primarily due to an increase in amortization expense, headcount, cloud hosting and subscription costs.

General and administrative expenses increased to $5.2 million from $2.0 million in 2019. The increase in general and administrative expenses was primarily due to increased legal, consulting and audit fees and compensation expenses.

GAAP net loss attributable to common shareholders was $9.6 million, or $(1.85) loss per share, compared to $4.1 million, or $(1.15) loss per share, in 2019. The higher net loss was due to increases in non-cash other expenses, operating expenses, and the deemed dividend related to a warrant down round adjustment.

Adjusted EBITDA loss, a non-GAAP measure, in 2020 was $(3.6) million, compared to an adjusted EBITDA loss of $(3.3) million for 2019.

Adjusted EBITDA EPS loss, a non-GAAP measure, in 2020 was $(0.70), compared to an adjusted EBITDA EPS loss of $(0.91) for 2019.

Conference Call

Kubient will hold a conference call today (March 25, 2021) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these results.

Kubient management will host the conference call, followed by a question and answer period.

U.S. dial-in: 1-877-407-9208

International dial-in: 1-201-493-6784

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Kubient’s website.

A telephonic replay of the conference call will be available after 8:00 p.m. Eastern time through April 1, 2021.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13717395

About Kubient

Kubient is a technology company with a mission to transform the digital advertising industry to audience-based marketing. Kubient’s next generation cloud-based infrastructure enables efficient marketplace liquidity for buyers and sellers of digital advertising. The Kubient Audience Cloud is a flexible open marketplace for advertisers and publishers to reach, monetize and connect their audiences. The Company’s platform provides a transparent programmatic environment with proprietary artificial intelligence-powered pre-bid ad fraud prevention, and proprietary real-time bidding (RTB) marketplace automation for the digital out of home industry. The Audience Cloud is the solution for brands and publishers that demand transparency and the ability to reach audiences across all channels and ad formats. For additional information, please visit https://kubient.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Non-GAAP Measures

The Company defines EBITDA as net income (loss) before interest, taxes and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, further adjusted to eliminate the impact of certain non-recurring items and other items that we do not consider in our evaluation of our ongoing operating performance from period to period. These items will include stock-based compensation that the Company does not believe reflects the underlying business performance.

EBITDA and Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management believes that because Adjusted EBITDA excludes (a) certain non-cash expenses (such as depreciation, amortization and stock-based compensation) and (b) expenses that are not reflective of the Company’s core operating results over time (such as stock based compensation expense), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period. The Company’s management uses EBITDA and Adjusted EBITDA (a) as a measure of operating performance, (b) for planning and forecasting in future periods, and (c) in communications with the Company’s board of directors concerning the Company’s financial performance. The Company’s presentation of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes EBITDA and Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with U.S. GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are (a) they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt, (b) they do not reflect future requirements for capital expenditures or contractual commitments, and (c) although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

Kubient Investor Relations

Gateway Investor Relations

Matt Glover and Tom Colton

T: 1-949-574-3860

Kubient@gatewayir.com

Kubient, Inc.

Consolidated Statements of Operations

	For the Years Ended
	December 31,
	2020	2019
Net Revenues	$2,900,029	$177,635

Operating Expenses:
Technology	2,144,406	1,486,056
General and administrative	5,222,361	2,007,362

Total Operating Expenses	7,366,767	3,493,418

Loss From Operations	(4,466,738)	(3,315,783)

Other (Expense) Income:
Interest expense	(1,123,086)	(740,256)
Interest expense - related parties	(403,372)	(79,839)
Interest income	12,589	613
Amortization of beneficial conversion feature	(1,984,322)	-
Gain on settlement of notes and other payables	148,600	-
Loss on settlement of other payables	(23,601)	-
Gain on forgiveness of accounts payable - supplier	236,248	-
Loss on extinguishment of convertible note payable	(297,272)	-
Other income	15,294	2,392

Total Other Expense	(3,418,922)	(817,090)

Net Loss	(7,885,660)	(4,132,873)

Deemed dividend related to warrant down round adjustment	(1,682,000)	-

Net Loss Attributable to Common Shareholders	$(9,567,660)	$(4,132,873)

Net Loss Per Share - Basic and Diluted	$(1.85)	$(1.15)

Weighted Average Common Shares Outstanding -
Basic and Diluted	5,185,204	3,600,316

Kubient, Inc.

Consolidated Balance Sheets

	December 31,
	2020	2019
Assets

Current Assets:
Cash	$24,782,128	$33,785
Accounts receivable, net	1,373,754	38,704
Prepaid expenses and other current assets	107,651	28,072
Total Current Assets	26,263,533	100,561
Intangible assets, net	1,071,850	83,333
Property and equipment, net	17,166	4,549
Deferred offering costs	10,000	285,196
Total Assets	$27,362,549	$473,639

Liabilities and Stockholders' Equity (Deficiency)

Current Liabilities:
Accounts payable - suppliers	$336,028	$785,180
Accounts payable - trade	1,106,604	867,554
Accrued expenses and other current liabilities	1,028,307	478,674
Accrued interest	3,975	117,912
Accrued interest - related parties	-	4,204
Due to related party	-	29,000
Notes payable, current portion	218,461	113,967
Convertible notes payable, current portion, net of discount of $0 and $630,994 as of December 31, 2020 and 2019, respectively	-	2,569,006
Convertible notes payable - related parties, current portion, net of discount of $0 and $281,701 as of December 31, 2020 and 2019, respectively	-	548,799
Total Current Liabilities	2,693,375	5,514,296
Notes payable, non-current portion	187,629	-
Total Liabilities	2,881,004	5,514,296

Commitments and contingencies (Note 9)

Stockholders' Equity (Deficiency):
Preferred stock, $0.00001 par value; 5,000,000 shares authorized; No shares issued and outstanding as of December 31, 2020 and 2019	-	-
Common stock, $0.00001 par value; 95,000,000 shares authorized; 11,756,109 and 3,601,521 shares issued and outstanding as of December 31, 2020 and 2019, respectively	118	36
Additional paid-in capital	40,770,504	3,362,724
Accumulated deficit	(16,289,077)	(8,403,417)
Total Stockholders' Equity (Deficiency)	24,481,545	(5,040,657)
Total Liabilities and Stockholders' Equity (Deficiency)	$27,362,549	$473,639

Kubient, Inc.

Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,
	2020	2019
Cash Flows From Operating Activities:
Net loss	$(7,885,660)	$(4,132,873)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	7,593	285
Depreciation and amortization	315,202	17,131
Gain on forgiveness of accounts payable - supplier	(236,248)	-
Allowance for other asset	-	200,000
Stock-based compensation	468,216	27,275
Amortization of debt discount and debt issuance costs	915,994	625,310
Amortization of debt discount and debt issuance costs - related parties	357,201	75,635
Amortization of beneficial conversion feature	1,984,322	-
Loss on extinguishment of convertible note payable	297,272	-
Loss on settlement of other payables	23,601
Gain on settlement of notes and other payables	(148,600)	-
Changes in operating assets and liabilities:
Accounts receivable	(1,342,643)	333,641
Prepaid expenses and other current assets	(79,579)	(28,072)
Other asset	-	(200,000)
Accounts payable - suppliers	(191,125)	(176,234)
Accounts payable - trade	211,922	601,708
Accrued expenses and other current liabilities	247,818	(36,206)
Accrued interest	196,572	-
Accrued interest - related parties	53,026	-

Net Cash Used In Operating Activities	(4,805,116)	(2,692,400)

Cash Flows From Investing Activities:
Purchase of intangible assets	(1,300,336)	(100,000)
Purchase of property and equipment	(16,000)	(5,013)
Advances to related party	-	(75,000)
Repayment of related party advances	-	75,000

Net Cash Used In Investing Activities	(1,316,336)	(105,013)

Cash Flows From Financing Activities:
Proceeds from sale of common stock and warrants in initial public offering, net [1]	11,503,488	-
Payment of initial public offering issuance costs	(841,376)	-
Proceeds from sale of common stock and warrants in follow-on public offering, net [2]	19,354,493	-
Payment of follow-on public offering issuance costs	(125,000)
Proceeds from exercise of warrant	11,000	-
Proceeds from issuance of convertible notes payable and investor warrants [3]	-	2,986,474
Advances from related party	-	29,905
Repayment of advance from related party	(29,000)	(45,905)
Proceeds from issuance of notes payable	406,190	-
Repayment of notes payable	(95,000)	(90,427)
Proceeds from issuance of notes payable - related parties	835,000	-
Payment of deferred offering costs	-	(56,367)
Repayment of note payable - related party	(150,000)	-

Net Cash Provided By Financing Activities	30,869,795	2,823,680

Net Increase In Cash	24,748,343	26,267

Cash - Beginning of the Year	33,785	7,518

Cash - End of the Year	$24,782,128	$33,785

[1] Net of issuance costs of $127,122.

[2] Includes gross proceeds of $12,503,750, less issuance costs of $1,898,005.

[3] Includes gross proceeds of $20,699,992, less issuance costs of $1,810,080.

Kubient, Inc.

Reconciliation Adjusted EBITDA

(unaudited)

	For the Years Ended
	December 31,
	2020	2019
Net Loss Attributable to Common Shareholders	$(9,567,660)	$(4,132,873)
Interest expense	1,123,086	740,256
Interest expense - related parties	403,372	79,226
Interest income	(12,589)	(613)
Depreciation and amortization	315,202	17,131
Amortization of beneficial conversion feature	1,984,322	-
EBITDA	(5,754,267)	(3,296,873)

Adjustments:
Deemed dividend related to warrant down round adjustment	1,682,000	-
Stock-based compensation expense	468,216	27,275
Adjusted EBITDA	$(3,604,051)	$(3,269,598)

Adjusted Loss Per Share	$(0.70)	$(0.91)
Weighted Average Common Shares Outstanding -
Basic and Diluted	5,185,204	3,600,316